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PRICING SUPPLEMENT NO. 45                                    Rule 424(b)(3)
DATED: April 16, 1997                                    File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                               $5,434,620,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes  Book Entry Notes
 $5,000,000                   [_]                  [x]

 Original Issue Date:         Fixed Rate Notes     Certificated Notes
 5/19/97                      [x]                  [_]

 Maturity Date: 5/19/2017

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 *                  N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  **

Interest Payment Dates: ***

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate:

 [_]  Commercial Paper Rate            Minimum Interest Rate:

 [_]  Federal Funds Rate               Interest Reset Date(s):

 [_]  Treasury Rate                    Interest Reset Period:

 [_]  LIBOR Reuters                    Interest Payment Date(s):

 [_]  LIBOR Telerate

 [_]  Prime Rate

 [_]  CMT Rate

 Initial Interest Rate:                Interest Payment Period:

 Index Maturity:

 Spread (plus or minus):

-------------------------

* Commencing May 19, 2002 and on the 19th of each November and May thereafter, the Notes may be called at 100% of the principal amount, in whole but not in part, at the option of the Company on eight days' notice.

**   8.25%, commencing November 19, 2002.

***  The 19th of each November and May, commencing November 19, 2002.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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